EXHIBIT 99.1

CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Daniel L. Scharre, the Chief Executive Officer of Larscom Incorporated (the “Company”), and Donald W. Morgan, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    March 12, 2003

/s/ Daniel L. Scharre	/s/ Donald W. Morgan
Daniel L. Scharre Chief Executive Officer	Donald W. Morgan Chief Financial Officer